As filed with the Securities and Exchange Commission on February 11, 2000.


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-8

                         SKYLYNX COMMUNICATIONS, INC.
                    --------------------------------------
                (Name of small business issuer in its Charter)

Delaware                                              84-1360029
--------------       -----------------------          -----------
(State or other        (Primary Standard              IRS Employer
jurisdiction of            Industrial                 Identification Number
of incorporation       Classification Code
or organization              Number

              RESTRICTED STOCK AWARDS UNDER EMPLOYMENT AGREEMENTS
              ---------------------------------------------------
                           (Full title of the plans)

         600 South Cherry Street, Suite 400, Denver, Colorado   80246
                                (303) 316-0400
---------------------------------------------------------------------------
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                          Jeffery Mathias, President
                     600 South Cherry Street, Suite 400,
                            Denver, Colorado  80246
                                (303) 316-0400
---------------------------------------------------------------------------
(Name, address, including zip code, and telephone number of agent for service of process)



                                  Copies to:
                           Clifford L. Neuman, Esq.
                             Neuman & Drennen, LLC
                               1507 Pine Street
                           Boulder, Colorado  80302
                                (303) 449-2100

Approximate date of commencement of proposed sale to public:
As soon as practicable after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box.   [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.   [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.    [  ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   [  ]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.



                        CALCULATION OF REGISTRATION FEE

                              Proposed    Proposed
 Title of Each                 Maximum     Maximum
    Class of       Amount to  Offering    Aggregate   Amount of
 of Securities        be      Price per    Offering   Registration
 to be Registered Registered   Share(1)    Price(1)      Fee
----------------- ----------  ---------  ---------- ------------

Common Stock,    621,355    $3.13        $1,944,841     $513.44
$.001 par value,
issued under
Employment
Agreements

Total                                     $1,944,841    $513.44

(1) Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act"). The offering price per share and aggregate offering price are based on the average of the bid and ask closing price of Registrant's Common Stock within the five business days prior to February 9, 2000 as reported on OTC Electronic Bulletin Board.


Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The following documents filed by SkyLynx Communications, Inc., a Delaware corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission ("Commission") are incorporated into this Registration
Statement:

     (a) The contents of the Company's Registration Statement on Form 10-SB/A-4 filed with the Commission on December 16, 1998;

     (b) A description of the Company's Common Stock, which is contained in the Form 10-SB/A-4 Registration Statement filed by the Company with the Commission on December 16, 1998, as amended through the date hereof;

     (c) The Company's latest Annual Report on Form 10-KSB, SEC File No. 000-24687, as filed with the Commission on April 15, 1999;

     (d) The Company's latest Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999, as filed with the Commission on November 19, 1999;

     (e) The Company's Current Report on Form 8-K dated December 31, 1998, as filed with the Commission on January 6, 1999;

     (f) The Company's Current Report on Form 8-K dated February 2, 1999, as filed with the Commission on February 16, 1999;

     (g) The Company's Current Report on Form 8-K/A dated March 24, 1999, as filed with the Commission on April 7, 1999;

     (h) The Company's Current Report on Form 8-K dated March 24, 1999, as filed with the Commission on April 7, 1999;

     (i) The Company's Current Report on Form 8-K/A dated February 2, 1999, as filed with the Commission on April 19, 1999;

     (j) The Company's Current Report on Form 8-K/A dated February 2, 1999, as filed with the Commission on April 19, 1999;

     (k) The Company's Current Report on Form 8-K dated April 28, 1999, as filed with the Commission on May 12, 1999;

     (l) The Company's Current Report on Form 8-K dated April 29, 1999, as filed with the Commission on May 14, 1999;

     (m) The Company's Current Report on Form 8-K dated May 7, 1999, as filed with the Commission on May 21, 1999;

     (n) The Company's Current Report on Form 8-K/A dated March 24, 1999, as filed with the Commission on June 4, 1999;

     (o) The Company's Current Report on Form 8-K/A dated February 2, 1999, as filed with the Commission on July 2, 1999;

     (p) The Company's Current Report on Form 8-K/A dated April 28, 1999, as filed with the Commission on July 13, 1999;

     (q) The Company's Current Report on Form 8-K/A dated April 29, 1999, as filed with the Commission on July 13, 1999;

     (r) The Company's Current Report on Form 8-K/A dated April 28, 1999, as filed with the Commission on July 21, 1999;

     (s) The Company's Current Report on Form 8-K dated July 16, 1999, as filed with the Commission on July 26, 1999;

     (t) The Company's Current Report on Form 8-K dated July 27, 1999, as filed with the Commission on July 28, 1999;

     (u) The Company's Current Report on Form 8-K/A dated July 27, 1999, as filed with the Commission on July 29, 1999;

     (v) The Company's Current Report on Form 8-K dated July 29, 1999, as filed with the Commission on August 10, 1999;

     (w) The Company's Current Report on Form 8-K/A dated July 29, 1999, as filed with the Commission on October 12, 1999;

     (x) The Company's Current Report on Form 8-K/A dated July 29, 1999, as filed with the Commission on October 12, 1999;

     The Company's Current Report on Form 8-K dated December 14, 1999, as filed with the Commission on December 20, 1999;

     (y) The Company's Current Report on Form 8-K dated December 14, 1999, as filed with the Commission on December 20, 1999; and

     (z) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                                  PROSPECTUS

                         SKYLYNX COMMUNICATIONS, INC.

                          621,355 Shares Common Stock

---------------------------------------------------------------------------

     This is an offering of shares of the common stock of SkyLynx Communications, Inc. which are being offered by persons who were issued shares of our common stock. These persons are referred to in this Prospectus as
"Selling Securityholders."   All of the shares of common stock to be sold by
the Selling Securityholders were issued to them as stock awards under their employment contracts. All of the Selling Securityholders are executive officers of the Company. See the sections entitled "Selling Securityholders" and "Description of Securities."

     Selling Securityholders may sell shares covered by this Prospectus at prices relating to prevailing market prices or at negotiable prices. Our common stock is currently traded over-the-counter and traded on the OTC Electronic Bulletin Board under the symbol "SKYK." On February 4, 2000, the last reported bid and asked prices of our common stock were $3.00 and $3.13, respectively.

     We will not receive any proceeds from the resale of the common stock. For information regarding fees and expenses we may pay in connection with the registration of the common stock covered by this Prospectus, see the section entitled "Selling Securityholders."

     Investing in our common stock involves a high degree of risk. You should read the "Risk Factors" beginning on Page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.









               The Date of This Prospectus is February __, 2000.

                              Prospectus Summary

     This summary highlights important information about our business and about the offerings. Because it is a summary, it does not contain all the information you should consider before investing in our securities. Please read the entire prospectus.

                               About our Company

     Please note that throughout this Prospectus the words "we," "our" or "us" refers to SkyLynx Communications, Inc. and not to any of the Selling Securityholders.

     We provide Internet connection and other Internet-related services to small and medium-sized businesses and residential customers. Since January 1999, we have acquired eight Internet service providers serving customers in areas of Florida, Arizona, California, Washington, Oregon and Nevada. We currently have approximately 30,000 subscribers to our services. We have recently executed letters of intent to acquire two additional Internet service providers in the states of California and Washington. If completed, these acquisitions would add an estimated 8,500 subscribers to our subscriber base. These acquisitions are subject to the execution of definitive agreements and other customary closing conditions. Our plan is to acquire additional Internet service providers in select markets in the United States, and to integrate these businesses into a central network that provides Internet connection and advanced Internet services to small and medium-sized businesses.

     On December 14, 1999, we changed our state of incorporation from Colorado to Delaware by completing a merger of SkyLynx Communications, Inc., a Colorado corporation, with an into SkyLynx Communications, Inc., a Delaware corporation. As a result of the redomestication, the new Delaware corporation succeeded to all the properties, assets and liabilities of the Colorado corporation and automatically assumed all reporting obligations under the Securities Exchange Act of 1934, relative rights and preferences of the holders of our various classes and series of outstanding common stock and preferred stock.

     Our executive officers are located at 600 South Cherry Street, Suite 400, Denver, Colorado 80246, and our telephone number is (303) 316-0400. Our world wide web address is: http://www.skyk.com. Information contained in our web site is not part of this prospectus.

                              Recent Developments

     In January, 2000, there were significant developments in two items of litigation in which the Company has been involved. In one, the Company was granted summary judgment on all issues in bankruptcy litigation involving Cable Corporation of America, doing business as Paradise Cable Corporation, which had been pending in the Bankruptcy Court for the Middle District of Florida, Tampa Division. Our opponent in that case has filed an appeal from the order.

     In another matter, we were able to achieve a final settlement in the pending litigation involving our company, and certain of our officers and affiliates, against Network Systems Technology and certain of their officers and affiliates.

     In February, 2000, we entered into a definitive agreement with an investor for the purchase of 5,500 shares of our series F convertible preferred stock, having a stated value of $1,000 per share. The agreement provides for an initial closing with the investor and a second closing with additional investors thereafter, pursuant to which up to an aggregate of 20,000 shares of our Series F Convertible Preferred Stock, including the 5,500 shares issued in the initial closing, may be sold. The initial closing was completed on February 2, 2000 which entailed the sale of 5,500 shares of Series F Preferred Stock for $5,500,000. The second closing is subject to customary closing conditions, including the execution of the definitive agreement by the additional investors.

     In November, 1999, the Company completed a bridge financing in which it sold $1,950,000 in convertible promissory notes. The convertible promissory notes automatically converted into (i) 1,950 shares of Series F Convertible Preferred Stock and (ii) warrants exercisable for three (3) years to purchase an additional 749,666 shares of our Common Stock at an exercise price of $1.50 per share.

                              About the Offering

     This is an offering of shares of our common stock by persons who were issued shares of our common stock.

     We refer to these persons as "Selling Securityholders" in this Prospectus. We are registering the common stock covered by this Prospectus in order to fulfill the obligations we have under agreements with the Selling Securityholders.

                                 RISK FACTORS

     An investment in our securities is speculative and involves a high degree of risk. Please carefully consider the following risk factors, as well as the possibility of the loss of your entire investment, before deciding to invest in our securities.

Our Shares of Common Stock Represent a Highly Speculative Investment

     We have been operating at a loss since our formation, and you cannot assume that our plans will either materialize or prove successful. There is no assurance that our operations will become profitable. In the event our plans are unsuccessful, you may lose all or a substantial part of your investment.

Our Strategy to Acquire Internet Service Providers May Not Be Successful

     Our success will depend upon our ability to acquire local Internet service providers and integrate these acquired businesses into a comprehensive network. In addition, we must acquire a sufficient number of Internet service providers to operate efficiently and profitably. We believe that competition from other companies seeking to acquire and consolidate Internet service providers is significant and that acquisition prices will rise with the growth in demand for these companies in the future. We may not be able to afford these higher prices. Any increase in acquisition prices could also increase the amount of goodwill and other intangibles associated with the purchase price we may pay for these companies. Between December 31, 1998 and July 29, 1999, we acquired eight Internet service providers. Prior to their acquisition by us, the businesses we acquired were operated as independent entities. We cannot assure you that we will be able to integrate the operations of these businesses successfully into our operations or to institute the necessary systems and procedures, including accounting and financial reporting systems, to manage the combined business on a profitable basis. Our management group has been assembled only recently, and it may not be able to manage successfully the combined business to implement effectively our operating strategy and acquisition program.

     Any acquisitions we make may result in potentially dilutive issuances of our securities, or our incurrence of additional debt. Further, acquisitions involve a number of special risks, including failure of the acquired businesses to achieve expected results, diversion of management's attention, failure to retain key personnel of the acquired businesses and risks associated with unanticipated events or liabilities. In addition, the businesses that we have already acquired or other businesses that we may acquire in the future may not achieve anticipated revenues and earnings. Our inability to acquire additional Internet service providers, high costs associated with any acquisitions we make or our failure to successfully integrate and operate any companies we have acquired or may acquire in the future could have a material adverse effect on our business, financial condition or results of operations. We cannot be sure that we will have enough capital to finance our business strategy. We have obtained only limited funds to date from the issuance of our capital stock. We will continue to require substantial additional funds for capital expenditures and related expenses in pursuit of our business strategy, including the acquisition of additional Internet service providers and the continued build-out and deployment of our Internet networks. The timing and amount of this spending is difficult to predict accurately and will depend upon many factors. At this time, we have signed definite agreements to purchase two (2) internet service providers, which are subject to certain closing conditions, including without limitation, the Company's receipt of additional financing. There can be no assurance that any commitments can be obtained on terms acceptable to us, or at all. We may seek additional funds through public offerings or private placements of our equity securities. These public offerings or private placements will not require the prior approval of our shareholders.
We have entered into a definite agreement as of February 2, 2000, to sell up to 20,000 shares of its series F Preferred Stock, at a price of $1,000 per share. Effective November 15, 1999, we executed certain notes, note and warrant agreements, as well as warrants, in connection with a bridge financing in the total amount of $1,950,000. In connection with that transaction, the Company issued certain warrants to purchase shares of the Company Common Stock, which if fully exercised, would be issuable for up to 845,000 shares of the Company's Common Stock, depending upon when we close the transactions covered by the Series F Convertible Preferred Stock Purchase Agreement. If we raise additional funds by issuing equity or debt securities, further dilution to our shareholders could occur. Additionally, we may grant registration rights to investors purchasing equity or debt securities. Debt financing, if available, may involve pledging some or all of our assets and may contain restrictive covenants with respect to raising future capital and other financial and operational matters. If we are unable to obtain necessary additional capital, we may be required to reduce our operations, which would have a material adverse effect on our business, financial condition and results of operations.

We Have a Limited Operating History

     Our Company was incorporated in 1996 under the laws of the State of Colorado and from our inception until March 1998, we conducted no operations and generated no significant revenue. Our Company was redomesticated by way of a merger into a company organized under the laws of the State of Delaware in December 14, 1999.

     Our operations are subject to all of the risks inherent in a start-up or development phase business enterprise. These risks include the absence of a substantial operating history, shortage of cash, under-capitalization and lack of experience in our chosen industry. We expect to encounter various problems, expenses, complications and delays in connection with the development of our business. The profit potential of our business model is unproven and there can be no assurance that our services will achieve commercial acceptance.

Our Success Is Dependent upon Pricing of Our Services and Obtaining Customers

     Because we provide commercial Internet subscription services, our success depends upon the willingness of subscribers to pay the installation costs and
monthly fees of our services.   We cannot predict whether demand for our
services will materialize at the prices we expect to charge or whether the market will accept prices we may set. Our failure to achieve or sustain desired pricing levels or to obtain a sufficient number of subscribers for our services could have a material adverse effect on our business, financial condition or results of operations. Our ability to attract subscribers and generate future revenues will be dependent on a number of factors, many of which are beyond our control. We can provide no assurance that we will be able to increase our subscriber base. Because of these variables, we are unable to accurately forecast our revenues.

We Have a History of Operating Losses, Depletion of Working Capital and Financial Instability

     Since our inception, we have experienced significant net losses and have accumulated significant deficits. We expect these losses and deficits to continue for an undetermined period of time. Since the commencement of our operations, we have earned only limited operating revenues. There can be no assurance that we will be able to achieve profitable operations or sustained revenues.

We May Suffer Losses as a Result of Pending Lawsuits

     We are presently involved in a few lawsuits. If some or all of these matters are determined adversely to our interests, we may be required to issue additional shares of our common stock and/or pay money damages. Even if we prevail in all of the matters, the cost of the litigation could be substantial. In addition, our management may have to devote a substantial amount of time to these lawsuits. Accordingly, our pending litigation could have a material adverse effect on our business, financial condition and results of operations.

We Rely on Key Employees Whose Absence Could Adversely Affect Our Ability to Execute Our Business Strategy

     Our future success will depend in large part on our ability to attract, motivate and retain highly qualified employees. Competition for these employees is intense and the process of locating technical and management personnel with the combination of skills and attributes required to execute our business strategy is often lengthy. Once these employees are hired, there can still be intense competition for their services from other businesses, including other start-up or Internet-related businesses. If we are successful in implementing our business strategy, additional strain will be placed on our managerial, operating, financial and other resources. In addition, we are highly dependent upon the experience, abilities and continued efforts of our senior management, especially Jeffery A. Mathias, our President and Chief Executive Officer. We do not presently maintain "key man" life insurance with respect to the members of our senior management. Our inability to attract key personnel or the loss of the services of one or more of the key members of our senior management, including Mr. Mathias, could have a material adverse effect on our business, financial condition or results of operations.

Competition Could Adversely Affect Our Revenues

     The market for the provision of Internet services to businesses is extremely competitive, and we expect that competition will intensify in the future. In addition to other Internet service providers, we may face competition from businesses in other industries seeking to provide Internet connection and Internet-related services. Virtually all of our competitors and potential competitors have substantially greater financial, technical and marketing resources, larger subscriber bases, longer operating histories and greater name recognition than we have. In addition, these competitors may have more established relationships with advertisers and content and application providers than we do. These competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and devote substantially more resources to developing Internet services than we can. We can provide no assurance that we will be able to compete successfully against our current or future competitors.

     Further, in response to competition, we may make pricing, service or marketing decisions that could have a material adverse effect on our business, financial condition or results of operations.

We May Incur Expenses or Suffer a Loss of Business If Our Network Fails

     Our success will depend in part upon our ability to support a complex network infrastructure and avoid damage from fires, earthquakes, floods, power losses, telecommunications failures and similar events. The occurrence of a natural disaster or other unanticipated problems at our network operations center or at any of our regional operating locations could cause interruptions in our services. Any damage or failure that causes interruptions in our operations could have a material adverse effect on our business, financial condition or results of operations.

We May Lose Customers If We Are Unable to Respond to Technological Change in the Industry

     The market for business Internet service is characterized by rapid technological developments, frequent new product introductions and evolving industry standards. The emerging nature of these products and services and their rapid evolution will require that we continually improve the performance, features and reliability of our system, particularly in response to our competition. We can provide no assurance that we will be successful in responding quickly, cost effectively or sufficiently to these developments.
In addition, we may be required to make substantial expenditures in order to adapt to new Internet technologies or standards. These expenditures could have a material adverse effect on our business, financial condition or results of operations.

We Are Highly Dependant on the Acceptance and Growth of the Internet

     Acceptance of our services is substantially dependent upon the widespread adoption of the Internet for commerce, entertainment and communications. As is typical in rapidly developing markets, demand for and market acceptance of Internet products and services are subject to a high level of uncertainty. In addition, issues concerning the commercial use of the Internet remain unresolved and may affect the growth of Internet use, especially in the markets that we will target. Despite growing interest in the commercial possibilities for the Internet, we believe that many businesses and individuals have been deterred from purchasing Internet access services for a number of reasons including:

     *    inconsistent quality of service;

     *    limited availability of cost effective, high-speed service;

     *    difficulty in integrating business applications on the Internet; and

     * inadequate protection of the confidentiality of stored data and information moving across the Internet.

     The adoption of the Internet for commerce and communications, particularly by those enterprises that have historically relied upon alternative means of commerce and communication, generally requires understanding and acceptance of a new way of conducting business and exchanging information. In particular, enterprises that have already invested substantial resources in other means of conducting commerce and exchanging information, or in relationships with other Internet service providers, may be reluctant and slow to adopt a new strategy that may make their existing personnel, infrastructure or Internet service provider relationship obsolete. Failure of the Internet market to develop or unexpectedly slow development of the Internet market may have a material adverse affect on our business, financial condition or results of operations.

     We may lose customers or incur significant expenses as a result of security breaches of our network. Despite our implementation of security measures, our networks may be vulnerable to unauthorized access, computer viruses and other disruptive problems. Internet service providers and online service providers have in the past experienced, and may in the future experience, interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees or others. A person gaining unauthorized access to our network may be able to view and download confidential information stored on our systems or the systems of our subscribers. We could be found liable to our subscribers for unauthorized access and we may lose potential subscribers if they perceive our system to be unsafe. Although we have implemented industry standard security measures, similar measures have been circumvented in the past, and we can provide no assurance that measures we implement will not be circumvented in the future. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of our services, which could have a material adverse effect on our business, financial condition or results of operations.

We May Incur Liability Related to Our Network Technology or the Information or Content on Our Network

     We may face liability under federal, state or foreign laws for defamation, copyright, trademark or patent infringement, negligence, obscenity or other claims related to the information or data on our network or the technology used in our network. This potential liability may require us to expend substantial resources or discontinue some of our services. Although we carry general liability insurance, our insurance may not cover or fully indemnify us for all liability that we may incur. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, financial condition or results of operations.

Future Sales of Additional Shares of Our Common Stock into the Market May Depress the Market Price of Our Common Stock

     We have issued common stock, options and warrants to purchase our common stock, and preferred stock which is convertible into our common stock. In the future, we may issue additional common stock, options, warrants, preferred stock or other securities exercisable to purchase or convertible into our common stock. Sales of these shares of our common stock or the market's perception that these sales could occur may cause the market price of our common stock to fall. These sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate or to use equity as consideration for future acquisitions.

Issuance of Preferred Stock May Adversely Affect Holders of Our Common Stock

     Our Board of Directors has the authority, without any further vote or action by our shareholders, to issue up to 50,000,000 shares of preferred stock. The issuance of preferred stock by our Board of Directors could adversely affect the rights of the holders of our common stock. An issuance of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over the common stock, and could, upon conversion or otherwise, have all of the rights of our common stock. Our Board of Directors' authority to issue preferred stock could discourage potential takeover attempts and could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or more costly to achieve.

We May Incur Expenses as a Result of the Year 2000 Problem

     We incurred only minor operational expenses as a result of the Year 2000 problem. "Year 2000 problems" were thought to exist because many computer programs, embedded systems and components were designed to refer to a year by the last two digits of the year, such as "99" for "1999." Any of our computer programs that have date sensitive software have either been replaced or upgraded to correctly recognize "00" as "2000" and not "1900."
A detailed post-Year 2000 turnover examination of our network and systems has determined that all known issues regarding Year 2000 have been repaired, upgraded, or have been eliminated by new Year 2000 compliant software.

     Nominal operational costs for additional technical staffing were incurred to monitor Year 2000 issues in our internal networks and systems and to monitor customer systems as appropriate.

The Events Described in Forward-looking Statements We Make in this Prospectus May Not Occur

     This prospectus contains forward-looking statements as that term is defined in the federal securities laws. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, projected or anticipated benefits from acquisitions made or to be made by us, or projections involving anticipated revenues, earnings or other aspects of our operating results. The words "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," "continue," their opposites and similar expressions are intended to identify forward-looking statements. We caution readers that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, that may influence the accuracy of the statements and the projections upon which the statements are based, including but not limited to the factors discussed in the risk factors described above. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

We may not be able to Manage our Growth if we are Successful

     If we are successful and are able to grow the Company profitably, that growth could create certain additional risks. Growth can place additional burden on our management resources and financial controls. In addition, it will require us to continue to implement and refine our operating, financial and information management systems and to train, motivate and manage our employees. Our ability to attract and retain qualified people will have a significant effect on our ability to establish and maintain our position in the market, and our failure to do so could have a material adverse effect on our results of operations.

The Public Trading Market for our Common Stock is Illiquid and Highly Sporadic

     While there currently exists in the over-the-counter market a limited and sporadic public trading market for our common stock, we cannot be sure that the market will improve in the future. As a result, the investors in our stock may not be able to liquidate their investment without considerable delay, if at all. If a more active market does develop, the price of our stock may be highly volatile. The over-the-counter markets for securities such as ours historically have experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as new product developments and trends in the Company's industry and the investment markets generally, as well as economic conditions and quarterly variations in the Company's results of operations, may also adversely affect the market price of our common stock.

                            ADDITIONAL INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any document we file at the Commission's Public Reference Rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. You can also obtain copies of our Commission filings by going to the Commission's website at http://www.sec.gov.

     We have filed with the Commission a Registration Statement on Form S-8 to register the shares of our common stock to be sold by the Selling Securityholders. This Prospectus is part of that Registration Statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the Registration Statement. For further information with respect to us or our common stock, you may refer to the Registration Statement and to the exhibits filed as part of the Registration Statement.
You can review a copy of the Registration Statement and its exhibits at the public reference room maintained by the Commission and on the Commission's website as described above.

                          FORWARD-LOOKING STATEMENTS

     This prospectus contains statements that plan for or anticipate the future. Forward-looking statements include statements about the future of our industry, statements about our future business plans and strategies, and most other statements that are not historical in nature. In this prospectus, forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like. Although we believe that any forward-looking statements we make in this prospectus are reasonable, because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements, besides the specific factors identified above in the Risk Factors section of this prospectus, include:

     * changes in general economic and business conditions affecting our industry;

     *    changes in our business strategies; and

     *    the level of demand for our products.

In light of the significant uncertainties inherent in the forward-looking statements made in this prospectus, particularly in view of our early stage of operations, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

                            SELLING SECURITYHOLDERS

     The Selling Securityholders are offering to sell 621,355 shares of our common stock covered by this prospectus. All of the Selling Securityholders are executive officers of the Company and received their shares of common stock as stock awards under their employment agreements.

     The following table lists the Selling Securityholders eligible to sell shares of common stock under this Prospectus, the number of shares beneficially owned by each Selling Securityholder prior to this Offering, and the maximum number of shares each Selling Securityholder may sell under this Prospectus. We will not receive any of the proceeds from the sale of our common stock by the Selling Securityholders. The number of shares owned by each Selling Securityholder after the Offering will depend upon the number of shares actually sold by each Selling Securityholder.


                                                    Number of
                 Number of Shares       Maximum     Shares
                 Beneficially           Number of   Beneficially
                 Owned Prior            to be Sold  Owned After
                 to Offering(1)         in Offering Offering       Percent
                 ------------------     ----------- ------------   -------

Jeffery A. Mathias    1,320,601          325,000     1,211,400       6.0%
James E. Maurer         778,948           75,000       847,000       4.3%
David H. Roberts        599,559          121,355       680,000       3.0%
Ned Abell               464,800           50,000       644,800       2.6%
Jenny J. Kim            390,155           50,000       507,500       2.2%
                      ----------
                        621,355

____________________

(1) The number of shares indicated includes shares acquired directly from us at the time of hire by the Selling Shareholders as well as shares which are issuable upon the exercise of currently vested options or options which will vest over a period of 60 days from the date of filing of this Prospectus by the Selling Securityholders.

(2) Mr. Mathias is our President and Chief Executive Offider. Under the terms of his employment agreement, he received an initial stock award of 325,000 shares. In addition, Mr. Mathias has been granted options to purchase a total of 1,211,400 shares of our common stock at a weighted average exercise price of $1.98 per share, of which 215,799 options are subject to future vesting.

(3) Mr. Maurer is our Chief Financial Officer. Under the terms of his employment agreement, he received a stock award of 75,000 shares. In addition, Mr. Maurer has been granted options to purchase a total of 847,000 shares of our common stock at a weighted average exercise price of $2.00 per share, of which 143,052 options are subject to future vesting.

(4) Mr. Roberts serves our Vice President of Business Development. Under a former consulting agreement and his current employment agreement, he received stock grants totaling 121,355 shares of our common stock. In addition, he has been granted options to purchase a total of 680,000 shares of our common stock at a weighted average exercise price of $2.24 per share, of which 201,796 options are subject to future vesting.

(5) Mr. Abell is our Vice President of Mergers and Acquisitions. Under his employment agreement, he received an initial stock grant of 50,000 shares. In addition, he has been granted options to purchase a total of 644,800 shares of our common stock at a weighted average exercise price of $3.10 per share, of which 230,000 options are subject to future vesting.

(6) Ms. Kim is our Vice President of Legal Affairs and General Counsel. Under her employment agreement, she received an initial stock award of 50,000 shares. In addition, she has been granted options to purchase a total of 507,500 shares of common stock at a weighted average exercise price of $2.54 per share, of which 167,345 options are subject to future vesting.

     If the Selling Securityholders sell all of the shares of common stock covered by this Prospectus and do not acquire any additional shares, none of the Selling Securityholders would own any shares of our common stock after the completion of this Offering.

     We will pay all expenses to register the shares, except that the Selling Securityholders will generally pay any underwriting and brokerage discounts, fees and commissions, specified attorneys' fees and other expenses to the extent applicable to them.

     We have agreed to indemnify the Selling Securityholders and certain affiliated parties against specified liabilities, including liabilities under the Securities Act of 1933, as amended, in connection with this Offering. The Selling Securityholders have agreed to indemnify us and our directors and officers, as well as any persons controlling our Company, against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors or officers, or persons controlling our Company, we have been advised that in the opinion of the SEC this kind of indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

                                USE OF PROCEEDS

     We will not receive any proceeds when Selling Securityholders sell shares of common stock under this Prospectus.

                             PLAN OF DISTRIBUTION

     Selling Securityholders may sell their shares of common stock either directly or through a broker-dealer or other agent at prices related to prevailing market prices or at negotiated prices, in one or more of the following kinds of transactions:

     *    Transactions in the over-the-counter market;
     * Transactions on a stock exchange that lists our common stock, or transactions negotiated between Selling Securityholders and purchasers, or otherwise.

Broker-dealers or agents may purchase shares directly from a Selling Securityholder or sell shares to someone else on behalf of a Selling Securityholder. Broker-dealers may charge commissions to both Selling Securityholders selling common stock and purchasers buying shares sold by a Selling Securityholder. If a broker buys shares directly from a Selling Securityholder, the broker may resell the shares through another broker, and the other broker may receive compensation from the Selling Securityholder for the resale.

     To the extent required by laws, regulations or agreements we have made, we will use our best efforts to file a Prospectus supplement during the time the Selling Securityholders are offering or selling shares covered by this Prospectus in order to add or correct important information about the plan of distribution for the shares.

     In addition to any other applicable laws or regulations, Selling Securityholders must comply with regulations relating to distributions by Selling Securityholders, including Regulation M under the Securities Exchange Act of 1934, as amended.

     Some states may require that registration, exemption from registration or notification requirements be met before Selling Shareholders may sell their common stock. Some states may also require Selling Securityholders to sell their common stock only through broker-dealers.

                           DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 150,000,000 shares of common stock, par value $.001 per share and 50,000,000 shares of preferred stock, par value $.01 per share. The following summary of provisions applicable to our common stock and preferred stock is subject to, and qualified in its entirety by, our Certificate of Incorporation and Bylaws and by the provisions of applicable law.

Common Stock

     As of February 8, 2000, 15,563,752 shares of our common stock were outstanding and held of record by 373 holders of record.

     Each holder of shares of common stock is entitled to one vote for each share held on all matters submitted to a vote of holders of common stock. The common stock does not have cumulative voting rights, which means that holders of more than 50% of the shares of common stock are able to elect all of our directors and, in this event, the holders of the remaining shares would not be able to elect any directors. Each share of common stock is entitled to participate equally in dividends, if, as and when declared by our Board of Directors, and in the distribution of assets in the event of liquidation, subject in all cases to any prior rights of outstanding shares of preferred stock. We have never declared or paid cash dividends on our common stock and it is our present intention not to pay any cash dividends to holders of common stock but to reinvest our earnings, if any. The shares of common stock have no preemptive, conversion or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and all shares of common stock offered by this prospectus will be, upon issuance and sale, duly authorized, validly issued, fully paid and nonassessable. Our Board of Directors has the authority, without further shareholder approval, to issue up to all of the 100,000,000 shares of Common Stock authorized by our charter. The issuance of common stock could, among other things and under some circumstances, have the effect of delaying, deferring or preventing a change of control without any action by our shareholders.

Preferred Stock

     Our Board of Directors may, without shareholder approval and subject to the rights of the holders of our existing preferred stock, establish and issue shares of one or more classes of preferred stock having the designations, number of shares, dividend rates, liquidation preferences, redemption provisions, sinking fund provisions, conversion rights, voting rights and other rights, preferences and limitations that our Board may determine. The Board may authorize the issuance of preferred stock with voting, conversion and economic rights senior to the common stock so that the issuance of preferred stock could adversely affect the market value of the common stock. The creation of one or more series of preferred stock may adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things and under some circumstances, have the effect of delaying, deferring or preventing a change in control without any action by shareholders.

     As of February 8, 2000, our authorized and outstanding preferred stock consisted of the following:

     *    379,941 shares of series A convertible preferred stock;

     *    696,419 shares of series C convertible preferred stock;

     *    4,440 shares of series D convertible preferred stock; and

     * 7,450 shares of series F convertible preferred stock, as of February 8, 2000.

Each series of preferred stock ranks prior to the common stock and equally with each other series of preferred stock.

Series A Convertible Preferred Stock

     Each share of our series A convertible preferred stock is convertible voluntarily by the holder into one share of our common stock, subject to adjustments, after the earlier of one year following the date of issue or upon the effective date of a registration statement covering the conversion shares. Unless earlier converted by their holder, all of the shares of our series A convertible preferred stock will automatically convert into shares of common stock on the third anniversary of the date of issuance of the series A convertible preferred stock, or sooner in some circumstances.

     Holders of the series A convertible preferred stock are entitled to receive payment of dividends at the annual rate of 10% of the stated value of $4.00 per share. Dividends on the series A convertible preferred stock are cumulative. Holders of the series A convertible preferred stock are also entitled to participate, pro rata, in dividends paid on the outstanding shares of common stock.

     The outstanding shares of series A convertible preferred stock have a liquidation preference equal to $4.00 per share. Holders of series A convertible preferred stock are not entitled to demand, and we are not required or entitled to effect, the redemption of any of the shares of series A convertible preferred stock.

     Holders of series A convertible preferred stock are entitled to vote with the holders of shares of common stock as a single class on all matters presented for a vote to our stockholders. Each holder of series A convertible preferred stock may cast one vote for each share of common stock into which the holder's shares of series A convertible preferred stock may be converted.

Series C Convertible Preferred Stock

     Each share of our series C convertible preferred stock is convertible voluntarily by the holder into one share of our common stock, subject to adjustments. Unless sooner converted by their holders, all of the shares of our series C convertible preferred stock will automatically convert into shares of common stock on the third anniversary of the date of issuance of the series C convertible preferred stock.

     Holders of the series C convertible preferred stock are entitled to receive payment of dividends at the annual rate of 10% of the stated value of $4.00 per share. Dividends on the series C convertible preferred stock are cumulative and are payable in the form of additional shares of series C convertible preferred stock. Holders of the series C convertible preferred stock are also entitled to participate, pro rata, in any dividends paid on the outstanding shares of common stock.

     The outstanding shares of series C convertible preferred stock have a liquidation preference equal to $4.00 per share. Holders of series C convertible preferred stock are not entitled to demand, and we are not required to effect, the redemption of any of the shares of series C convertible preferred stock.

     Holders of series C convertible preferred stock are entitled to vote with the holders of shares of common stock as a single class on all matters presented for a vote to our stockholders. Each holder of series C convertible preferred stock may cast one vote for each share of common stock into which the holder's shares of series C convertible preferred stock may be converted.

Series D Convertible Preferred Stock

     Each share of our series D convertible preferred stock is convertible voluntarily by the holder into 333 shares of our common stock, subject to certain adjustments. Unless sooner converted by their holders, all of the shares of our series D convertible preferred stock will automatically convert into shares of common stock three years after the date of issuance of the series D convertible preferred stock, which date may be extended under some circumstances. Notwithstanding the foregoing, the shares of series D convertible preferred stock will not convert into shares of common stock to the extent that the aggregate number of shares of common stock beneficially owned by a holder of series D convertible preferred stock and its affiliates following conversion would exceed 4.99% of the outstanding shares of our common stock.

     Holders of the series D convertible preferred stock are entitled to receive payment of dividends at the annual rate of 5% of the liquidation preference of $1,000 per share. Dividends on the series D convertible preferred stock are cumulative and are payable in shares of common stock or cash, at the option of the holders of the shares of series D convertible preferred stock, except that dividends on the series D convertible preferred stock are payable only upon any conversion of the series D convertible preferred stock into shares of common stock or upon the redemption of the series D convertible preferred stock.

     If after one year following the issuance of the series D convertible preferred stock, our common stock is trading for less than $3.00 per share, we may redeem all or a portion of the series D convertible preferred stock outstanding at a price per share equal to 120% of the liquidation preference of $1,000 plus any accrued and unpaid dividends. Holders of the series D convertible preferred stock may decline to have their shares included in the redemption.

     Except for the class voting rights discussed below and as otherwise required by applicable law, the holders of series D convertible preferred stock have no voting rights on matters submitted to our stockholders for a vote. The class voting rights of the holders of series D convertible preferred stock require that the Company receive the affirmative vote of 75% of the then outstanding shares of series D convertible preferred stock in order to take specified actions with respect to our liquidation, make specified changes to our Certificate of Incorporation or Bylaws or otherwise affect the rights of the series D holders or take other actions as described in the certificate of designation for the series D convertible preferred stock.

     We have granted registration rights to the holders of the series D convertible preferred stock under a registration rights agreement requiring us to prepare and file a registration statement so as to permit the public offering and resale of the shares of common stock issuable to series D convertible preferred stock holders upon conversion of their preferred stock or exercise of their warrants.

Series F Convertible Preferred Stock

     Each share of our series F convertible preferred stock is convertible voluntarily by the holder into 1,000 shares of our common stock, subject to adjustments. Unless sooner converted by their holders, all of the shares of our series F convertible preferred stock will automatically convert into shares of common stock three years after the date of issuance of the series F convertible preferred stock, which date may be extended under some circumstances.

     Holders of the series F convertible preferred stock have a liquidation preference of $1,000 per share. No dividends shall be payable on the series F Preferred Stock in preference to the common stock or to any other classes or series of stock issued by the Company.

     Except with respect to transactions upon which the Series F Preferred Stock shall be entitled to vote as a separate class and as otherwise required by Delaware law, the holders of series F convertible preferred stock shall be entitled to vote with the holders of shares of common stock as a single class on all matters presented for a vote to the shareholders of the Company. In each instance in which holders of Series F Preferred Stock cast their vote, they will be entitled to cast a number of votes equal to the number of shares of common stock into which the Series F Preferred Stock is convertible at the time of the vote. Initially, each share of Series F Preferred Stock is convertible into 1,000 shares of Common Stock.

     Pursuant to the terms of the Certificate of Amendment to the Certificate of Designations of Series F Convertible Preferred Stock, we are required to obtain the affirmative vote of 75% of the then outstanding shares of Series F Convertible Preferred Stock in order to take specified actions with respect to
(i) authorizing, creating, issuing or increasing the authorized or issued amount of any class or series of stock, including but not limited to the issuance of any more shares of previously authorized common stock or preferred stock, raking prior to the Series F Convertible Preferred Stock, with respect to the distribution of assets on liquidation, dissolution or winding up, (ii) amend, alter or repeal the provisions of the Series F Convertible Preferred Stock, (iii) make specified changes to our Certificate of Incorporation or Bylaws or otherwise affect the rights of the Series F holders, or (iv) take such other actions as described in the Certificate of Amendment to the Certificate of Designations of Series F Convertible Preferred Stock.

     We have granted registration rights to the holders of the series F convertible preferred stock under a registration rights agreement requiring us to prepare and file a registration statement so as to permit the public offering and resale of shares of common stock issuable to series F convertible preferred stockholders upon conversion of their preferred stock.

                                 LEGAL MATTERS

     The validity of the resale of the common stock offered hereby will be passed upon for the Company by Neuman & Drennen, LLC of Boulder, Colorado. Clifford L. Neuman, a partner in the firm of Neuman & Drennen, LLC, would be deemed the beneficial owner of 30,000 shares of the Company's common stock, owned of record by Ratna Enterprises, LLC, of which he is a manager.

                                    EXPERTS

     The audited financial statements of Skylynx Communications, Inc. as of December 31, 1998, and of Net Asset, LLC, Simply Internet, Inc., CalWeb Internet Services, Inc., and Inficad Computing and Design, LLC, incorporated by reference in this registration statement, have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in this report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

     The financial statements of the Company for the period from inception (July 29, 1997) to December 31, 1997, and the financial statements of Interaccess Corporation included in the Company's current report on Form 8-K/A dated February 2, 1999, which are incorporated by reference in this registration statement, have been audited by Cordovano and Harvey, P.C., independent certified public accountants, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

     You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This Prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.


                         SkyLynx Communications, Inc.

                                 Common Stock

                                621,355 Shares

                               February __, 2000

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Article VIII of the Company's currently effective Certificate of Incorporation eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Company provide that: (a) the Company is required to indemnify its directors and officers and persons serving in such capacities in other business entities (including, for example, subsidiaries of the Company) at the Company's request (such directors, officers and other persons are collectively, "Covered Persons"), to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (b) the Company is required to advance expenses, as incurred to such Covered Persons in connection with defending a proceeding; (c) the indemnitee(s) of the Company have the right to bring suit, and to be paid the expenses of prosecuting such suit if successful, to enforce the rights to indemnification under the Bylaws or to advancement of expenses under the Bylaws; (d) the rights conferred in the Bylaws are not exclusive and the Company is authorized to enter into indemnification agreements with such directors, officers and employees; (e) the Company is required to maintain director and officer liability insurance to the extent reasonably available; and (f) the Company may not retroactively amend the Bylaws indemnification provision in a way that is adverse to such Covered Persons.

     The Company also maintains a limited amount of director and officer insurance. The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Company and its officers or directors, may be sufficiently broad to permit indemnification of the Company's officers and directors for liability arising under the Securities Act of 1933, as amended (the "1933 Act").

                                 *     *     *


                      EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


                                   EXHIBITS

     Exhibit
     Number         Description
     -------        ------------

     *4.1 Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on March 31, 1999

      4.2 Amended Certificate of Designation filed with the Delaware Secretary of State on January 28, 2000

      4.3 Amended ByLaws by way of Written Consent of the Board of Directors on June 30, 1999

      4.4           ByLaws as adopted by the Board of Directors on November
                    30, 1999

      5.1           Opinion of Neuman & Drennen, LLC

     10.1 Amended and Restated Employment Agreement dated as of April 20, 1999 between the Company and Jeffery A. Mathias and Amended and Restated Employment Agreement dated August 23, 1999

     10.2 Employment Agreement dated as of December 23, 1998 between the Company and James E. Maurer and Amended and Restated Employment Agreement, dated August 23, 1999

     10.3 Employment Agreement dated as of January 7, 1999 between the Company and David H. Roberts and Amended and Restated Employment Agreement, dated August 23, 1999

     10.4 Employment Agreement dated as of December 1, 1998 between the Company and Ned Abell

     10.5 Employment Agreement effective as of July 15, 1999 between the Company and Jenny Kim

     23.1           Consent of Neuman & Drennen, LLC

     23.2           Consent of Cordovano and Harvey, P.C., Certified Public
                    Accountants

     23.3           Consent of Arthur Andersen LLP, Independent Certified
                    Public Accountants

     24.1           Power of Attorney; reference is made to signature page

     * Incorporate by reference from the Company's Current Report on Form 8-K dated December 14, 1999, as filed with the Commission on December 20, 1999.

                                 UNDERTAKINGS

     1.   The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement:

          i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

          ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a) (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporate by reference in the registration statement.

     (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned Registrant hereby undertakes to deliver, or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to Securityholders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

     4. Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on February 11, 2000.


                                   SKYLYNX COMMUNICATIONS, INC.

                                   By:  /s/ Jeffery A. Mathias
                                   ---------------------------------
                                   Jeffery A. Mathias
                                   President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffery A. Mathias his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                    Position                 Date
   ---------                    ---------                ----

/s/ Jeffery A. Mathias  President, Chief Executive      02/11/00
----------------------    Officer and Director       -------------
Jeffery A. Mathias

/s/ James E. Maurer Director, Chief Financial Officer    02/11/00
-------------------      Principal Financial and     -------------
James E. Maurer            Accounting Officer)
/s/ Frank P. Ragano             Director                02/11/00
-------------------                                  ------------
Frank P. Ragano

/s/ J. Samuel Ridley            Director                02/11/00
--------------------                                 ------------
J. Samuel Ridley

/s/ Robert Smith                Director                02/11/00
--------------------                                 -------------
Robert Smith